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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  May 31, 2000


                             MULTIMEDIA K.I.D., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                     000-24637                 91-1890338
----------------------------     ------------------------    -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        OF INCORPORATION)                                    IDENTIFICATION NO.)


                        7600 N.E. 41st Street, Suite 350
                           Vancouver, Washington 98662
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (360) 256-4400


                           JENKON INTERNATIONAL, INC.
             (FORMER NAME OF REGISTRANT, CHANGED SINCE LAST REPORT)


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ITEM 1. CHANGE IN CONTROL.

     On May 31, 2000, at a special meeting of stockholders (the "Meeting") of Multimedia K.I.D., Inc., formerly known as Jenkon International, Inc., a Delaware corporation (the "Company"), the stockholders considered, voted upon, approved and adopted a single unified proposal (the "Conversion Proposal") providing for:

     (a) the conversion of 1,208,000 outstanding shares of the Company's Series B Preferred Stock into an aggregate of 12,080,000 shares of common stock of the Company ("Common Stock") in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of the Company (the "Series B Certificate");

     (b) the conversion of 1,208,000 outstanding shares of the Company's Series C Preferred Stock into an aggregate of 12,080,000 shares of Common Stock in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of the Company (the "Series C Certificate"); and

     (c) the conversion of outstanding principal and interest on Convertible Promissory Notes having an initial aggregate principal amount of $4.5 million (the "Convertible Notes") into an aggregate of 4,533,239 shares of Common Stock.

     The Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") was issued to the former stockholders of Multimedia K.I.D. -- Intelligence in Education, Ltd., an Israeli corporation ("MMKid Israel"), in connection with the Company's acquisition of MMKid Israel pursuant to a Stock Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") among MMKid Israel, the Company and the stockholders of MMKid Israel. The Exchange Agreement provided that the MMKid Israel shareholders would receive an aggregate of (i) 840,000 shares of Common Stock, (ii) 1,208,000 shares of Company Series B Preferred Stock, and (iii) 1,208,000 shares of Company Series C Preferred Stock.

     As a condition to closing the transactions contemplated by the Exchange Agreement, the Company completed a private placement of $4,500,000 in Convertible Notes that were convertible into Common Stock upon stockholder approval of such conversion.

     As a result of stockholder approval of the conversions described above, the Company issued an aggregate of 28,693,239 shares of Common Stock, representing approximately 84% of all issued and outstanding shares of Common Stock of the Company on May 31, 2000.

     The conversion of the Preferred Shares resulted in the former stockholders of MMKid Israel acquiring an aggregate of 24,160,000 shares of Common Stock which, when

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combined with the 840,000 shares issued upon closing of the transactions contemplated by the Exchange Agreement, resulted in the former MMKid Israel shareholders owning an aggregate of 25,000,000 shares of Common Stock, which represents approximately 73% of the total number of outstanding shares of Common Stock on May 31, 2000. As a result of the conversion of the Preferred Stock, the former stockholders of MMKid Israel, as a group, have the ability to elect at least a majority of the Company's Board of Directors and to control the outcome of any vote of the Company's stockholders with respect to which they are entitled to participate.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     At the Meeting, the Company's stockholders approved the terms of a proposal (the "Sale Proposal") involving the sale to JIA, Inc. ("JIA"), an affiliate of Dan Jensen and Robert Cavitt, each of whom has served as a director and/or officer of the Company, of all of the outstanding capital stock of Summit V, Inc., ("Summit V"), the Company's direct sales software subsidiary. In accordance with the terms of the Purchase Agreement (defined below), the closing of the sale of Summit V stock (the "Closing") occurred on June 2, 2000 (the "Closing Date") with an adjustment in the form of payment of the purchase price, as defined below.

     On April 6, 2000, the Company entered into a definitive Stock Purchase Agreement (the "Purchase Agreement") by and among JIA, Summit V, the Company and Jenkon International, Inc. ("Jenkon Washington"), pursuant to which the Company and Jenkon Washington agreed to sell to JIA all of the outstanding capital stock of Summit V.

     Pursuant to the terms of the Purchase Agreement, JIA agreed to purchase 100% of the outstanding shares of Summit V (the "Shares"), for an aggregate purchase price of $1,175,000 (the "Purchase Price"). The Purchase Agreement set forth that the Purchase Price was to be payable as follows: (i) $500,000 in cash upon the closing of the sale of Summit V stock (the "Closing"), and (ii) $675,000 by delivery of a Promissory Note of JIA to bearing interest at the rate of 10% per annum payable quarterly in arrears (the "Note"), with all principal and interest due and payable one year from the date of Closing (the "Closing Date"), which Note was to be secured by a pledge of 75,000 shares of Company Common Stock (the "Pledge Shares") held by Trautman Wasserman & Company Incorporated ("Trautman"), a stockholder of JIA.

     The Sale Proposal was approved by a majority of the Company's outstanding Common Stock at the Meeting and the Closing occurred on June 2, 2000.

     Subsequent to stockholder approval of the Sale Proposal but prior to the Closing, JIA indicated that it would not have sufficient cash resources to deliver all of the $500,000 cash payment due at Closing. In order to facilitate the Closing, the Company and Jenkon Washington agreed to accept a short-term promissory note from JIA in lieu of a portion of the cash due at Closing (the "Shortfall Note"). The Shortfall Note is in the original

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principal amount of $326,738, bears interest at the rate of 10% per annum, subject to increase upon default, and is due and payable in full two weeks from the Closing Date (June 16, 2000).

     The Shortfall Note is secured by a pledge of 100,000 shares of Company Common Stock held by Daniel and Beverly Jensen, as Trustees for the Jensen Family Living Trust, and 200,000 shares of Company Common Stock held by Trautman (the "Shortfall Pledge Shares").

ITEM 5.  OTHER EVENTS

AMENDMENT OF CERTIFICATE OF INCORPORATION

     At the Meeting, holders of a majority of the Company's issued and outstanding shares of Common Stock approved an amendment to the Company's Certificate of Incorporation pursuant to which (i) the authorized number of shares of Common Stock of the Company was increased from 20,000,000 to 50,000,000 shares, and (ii) the name of the Company was changed from "Jenkon International, Inc." to "Multimedia K.I.D., Inc."

     The amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State and became effective on or about May 31, 2000.

RESULTS OF STOCKHOLDER VOTES:

     (a) Stockholders of record as of May 5, 2000 were entitled to vote on the Conversion Proposal described in Item 1. above. The results of such vote were as follows:

     Number of Shares voted for: 2,870,146 (52.1% of outstanding shares)

     Number of Shares voted against or withheld: 15,450 (0.2% of outstanding shares)

     Number of abstentions or broker non-votes: 925 (0.0% of outstanding shares)

     (b) Stockholders of record as of May 5, 2000 were entitled to vote on the Sale Proposal described in Item 2. above. The results of such vote were as follows:

     Number of Shares voted for: 2,871,246 (52.1% of outstanding shares)

     Number of Shares voted against or withheld: 14,350 (0.2% of outstanding shares)

     Number of abstentions or broker non-votes: 925 (0.0% of outstanding shares)

     (c) Stockholders of record as of May 5, 2000 were entitled to vote on the proposal to amend the Certificate of Incorporation described above. The results of such vote were as follows:

     Number of Shares voted for: 2,870,946 (52.1% of outstanding shares)

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     Number of Shares voted against or withheld: 14,350 (0.2% of outstanding shares)

     Number of abstentions or broker non-votes: 925 (0.0% of outstanding shares)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

2 Form of Stock Purchase Agreement, dated April 6, 2000 among the Company, JIA, Inc., Summit V, Inc. and Jenkon International, Inc., a Washington corporation (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on April 21, 2000).

3 Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Office of the Secretary of State of Delaware on May 31, 2000.

10.1 Form of Promissory Note, dated as of June 2, 2000 by JIA, Inc. in the original principal amount of $675,000.

10.2 Form of Promissory Note, dated as of June 2, 2000 by JIA, Inc. in the original principal amount of $326,738.

10.3 Form of Pledge Agreement, dated as of June 2, 2000 by and between Trautman Wasserman & Company, Incorporated and Jenkon International, Inc., a Washington corporation, with respect to 75,000 shares of the issued and outstanding shares of Company Common Stock.

10.4 Form of Pledge Agreement, dated as of June 2, 2000 by and between Trautman Wasserman & Company, Incorporated and Jenkon International, Inc., a Washington corporation, with respect to 200,000 shares of the issued and outstanding shares of Company Common Stock.

10.5 Form of Pledge Agreement, dated as of June 2, 2000 by and between Daniel O. Jensen and Beverly A. Jensen, as Trustees for the Jensen Family Living Trust, and Jenkon International, Inc., a Washington corporation, with respect to 100,000 shares of the issued and outstanding shares of Company Common Stock.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             MULTIMEDIA K.I.D., INC.
                             (Registrant)


                             By:  /s/ DAVID EDWARDS
                                --------------------------------
                                David Edwards
                                Chief Executive Officer and Director

                             Date: June 15, 2000